                           AMENDED AND RESTATED
                      SPLIT DOLLAR INSURANCE AGREEMENT


          THIS AMENDED AND RESTATED SPLIT DOLLAR INSURANCE AGREEMENT, made and entered into this 25th day of October, 1995, between DENTSPLY INTERNATIONAL INC. (formerly known as GENDEX CORPORATION), a Delaware corporation, hereinafter referred to "Employer" and THE McDONOUGH INSURANCE TRUST, hereinafter referred to "Owner."

                           W I T N E S S E T H:

          WHEREAS, Employer and Owner are parties to that certain Split Dollar Insurance Agreement dated as of April 4, 1988 (the "1988 Agreement"), relating to the payment of premiums on an insurance policy through a split dollar life insurance program established as an additional form of compensation to John J. McDonough ("Employee"); and

          WHEREAS, Employer and Owner wish to amend and restate the 1988 Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the promises set forth herein, Owner and Employer hereby agree as follows:

          1.  Amendment and Restatement.
              --------------------------

              This Agreement amends and restates the 1988 Agreement in its entirety.

          2.  Policy.
              -------

              This Agreement applies to and is executed in respect of life insurance policy number 1A2196287-0 (the "Policy") issued by Pacific Mutual Life Insurance Company (the "Insurer") on the life of the Employee's wife, Marilyn McDonough (the "Insured").

          3.  Premium Payment.
              ----------------

              The parties acknowledge that pursuant to the 1988 Agreement, Employer has paid premiums under the Policy in an aggregate amount of $662,100 (the "Loan Amount"). From and after the date of this Agreement, Employer will have no further obligation to make premium payments under the Policy.

          4.  Repayment.
              ----------

              Upon the earlier of the termination of the Policy or the death of the Insured, Owner shall pay to Employer an amount equal to the Loan Amount without interest. Employee has the right and option to make annual payments to Employer in connection herewith, and all such amounts shall reduce the Loan Amount. Such payments, if any, by Employee shall be made on or about the anniversary of the execution of this Agreement.


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          5.  Security.
              ---------

              To secure the right of Employer to receive the Loan Amount, Owner has, contemporaneously with the execution of the 1988 Agreement, assigned the Policy to Employer as collateral under that certain Collateral Assignment dated April 4, 1988. Said Assignment grants Employer the limited power to enforce its rights to be paid the Loan Amount by realizing on the cash value of the Policy, as defined therein, and on a portion of the death benefit thereof. The interest of Employer in and to the Policy shall be specifically limited to the recovery of the Loan Amount in the event the Policy is surrendered or cancelled by Owner as provided below, and upon the death of the Insured. Owner shall have the right at any time to require Employer to execute a release of the Collateral Assignment of the Policy hereunder upon payment to Employer of the Loan Amount. Upon the execution hereof, Employer shall release any and all security and collateral, other than the Collateral Assignment, securing payment of the Loan Amount.

          6.  Surrender.
              ----------

              Owner shall have the sole right to surrender or cancel the Policy and to receive the proceeds therefrom; provided that the unpaid Loan Amount shall promptly be remitted to Employer by Insurer. The balance of the cash surrender value, if any, shall belong to Owner.

          7.  Death.
              ------

              Upon the death of the Insured, Employer shall be entitled to receive a portion of the death benefit provided under the Policy equal to the unpaid Loan Amount. The balance of the death benefit under the Policy shall belong to and shall be paid directly to the beneficiary or beneficiaries designated by Owner in the manner and in the amount provided by the beneficiary designation endorsed on the Policy. Any beneficiary designation provision on said Policy shall comply with the provisions of this Agreement.

          8.  Remedies.
              ---------

              If Owner fails to repay Employer the Loan Amount as provided herein, Owner shall execute any instruments and perform all acts which may be required by the Insurer to perfect Employer's security interest in the Policy and to vest all rights in Employer. After the execution of such instruments and performance of such acts, Owner shall have no further interest in the Policy or in this Agreement.

          9.  Ownership.
              ----------

              Owner is now and shall be the owner of the Policy and shall exercise all ownership rights granted to the owner of the Policy by the terms thereof. The rights reserved to Owner include, but are not limited to, the right to assign its interest in the Policy to the extent thereof; the right to change the beneficiary of the portion of the proceeds to which

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it is entitled hereunder; the right to make and receive all loans against the
Policy; the right to exercise settlement options; the right to amend or modify the Policy, including without limitation, the amount of the death benefit thereof, provided that any such amendment or modification shall not result in a reduction of the death benefit to an amount less than the unpaid Loan Amount; and the right to cancel or surrender the Policy. It is the intention of the parties to this Agreement that Employer have no incidents of ownership of any kind with respect to the Policy, and that the only interest of Employer in the Policy be its right to receive the Loan Amount upon the termination of the Policy or the death of the Insured, and its security interest in the cash value thereof and proceeds therefrom as herein provided. Employer shall not assign any of its interests in the Policy to anyone other than Owner, and Employer shall not have, or exercise, any right in and to the Policy which would endanger, defeat or impair any of the rights of Owner in the Policy.

          10.  Transfers.
               ----------

               In the event that Owner shall transfer all or any portion of its interest in the Policy, then such portion of Owner's interest in the Policy so transferred shall be vested in its transferee, who shall be substituted as a party hereunder, and who shall be bound by the provisions hereof.

          11.  Modifications and Amendments; Notices.
               --------------------------------------

               This Agreement may be modified or amended, in whole or in part, or terminated, by the mutual consent of the parties hereto or their successors or assigns by writing signed by them. Any notice, consent, modification, amendment or demand required or permitted to be given under the provisions of this Agreement shall be made or given in writing signed by the party giving or making the same, delivered either personally or by mailing the same first class mail, to the other party addressed as follows:

          If to Owner:        The McDonough Insurance Trust
                              c/o Edwin McDonough
                              4731 R.F.D.
                              Long Grove, IL  60047
          With a copy to:     Richard J. Bliss
                              Godfrey & Kahn, S.C.
                              780 N. Water Street
                              Milwaukee, WI  53202

          If to Employer:     DENTSPLY INTERNATIONAL, INC.
                              570 W. College Avenue
                              York, PA  17405
                              Attn:  Secretary

               With respect to any notice, consent or demand, the date thereof shall be the date of delivery if delivered personally or three days after the date of mailing if delivered by mail.

          12.  ERISA.
               ------


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               The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 with respect to the relative rights and obligations of Employer (herein referred to as the "Company") and Owner:

               (a)  The named fiduciary: The Secretary of the Company.

               (b) The funding policy under this plan is that all premiums on the Policy be remitted to the Insurer when due.

               (c) Direct payment by the Insurer is the basis of payment of benefits under this plan, with those benefits in turn being based on the payment of premiums as provided in the plan.

               (d) For claims procedure purposes, the "Claims Manager" shall be a designee of the President of the Company.

               (e) If for any reason a claim for benefits under this plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                    (i) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

                    (ii) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

                    (iii) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

                    (iv) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.


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          13.  Binding Agreement.
               ------------------

               This Agreement shall bind Employer, Owner and their respective successors, heirs, personal representatives, administrators and transferees, together with any beneficiaries of the Policy.

          14.  Choice of Law.
               --------------

               This Agreement and the rights of the parties hereunder shall be governed by and construed pursuant to the laws of the State of Wisconsin.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

DENTSPLY INTERNATIONAL, INC.       THE McDONOUGH INSURANCE TRUST


By:                                By:
   -------------------------          -----------------------------
                    (Title)            Edwin McDonough, Co-Trustee


Attest:                            By:
   -------------------------          -----------------------------
                    (Title)             Frederick Holzl, Co-Trustee




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